Exhibit 10.8

SUBLEASE

THIS SUBLEASE AGREEMENT (“Sublease”) is made and effective as of March 31, 2008 (the “Effective Date”), by and between SPIRIT MASTER FUNDING IV, LLC, a Delaware limited liability company (“Spirit”), and MALIBU BOATS, LLC, a Delaware limited liability company (“Malibu”).

RECITALS

A. On March 31, 2008, Spirit and Malibu entered into a sale-leaseback transaction (the “Sale-Leaseback”) relating to that certain property located in Loudon, Tennessee as more particularly described in the Master Lease (defined herein) (the “Master Lease Property”). In connection therewith, Spirit, as landlord and Malibu, as tenant, entered into that certain Master Lease Agreement dated as of the Effective Date (the “Master Lease”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein.

B. Malibu, as successor in interest to Malibu West, Incorporated, a Tennessee corporation, as tenant, and the County of Loudon Tennessee and City of Loudon Tennessee (collectively, “Loudon”), collectively as landlord, entered into that certain Lease Agreement dated November 1, 2005 (“Loudon Lease”), whereby Loudon leased to Malibu certain property adjacent to the Master Lease Property, as more particularly described in the Loudon Lease (the “Sublease Property”). A copy of the Loudon Lease is attached hereto as Exhibit B and incorporated herein.

C. On February 20, 2008, Loudon consented to the assignment of the Loudon Lease from Malibu to Spirit. In connection with the Sale-Leaseback, Spirit desires to sublease the Sublease Property to Malibu and Malibu desires to sublease the Sublease Property from Spirit in accordance with the terms, covenants and conditions contained in this Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Spirit and Malibu agree as follows:

1.	Sublease.

Upon and subject to the terms, covenants and conditions hereinafter set forth, Spirit hereby leases to Malibu, and Malibu hereby leases from Spirit, the Sublease Property.

2.	Term.

The term of this Sublease, which shall be co-terminus with the Master Lease (as related to the Sublease Property) (“Sublease Term”), shall commence on the Effective Date and, unless sooner terminated as provided herein, shall terminate upon the earlier of the (i) expiration of the term of the Master Lease, or (ii) termination of the Master Lease for any reason.

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3.	Rent.

3.1 During the Sublease Term, Malibu shall be solely responsible for all Rent as defined under paragraph 2 of the Loudon Lease.

3.2 Each payment of Rent shall be payable in the manner set forth in the Loudon Lease.

3.3 In addition to Rent, Malibu agrees to pay all costs, expenses and obligations of every kind and nature whatsoever imposed on Spirit arising out of and in connection with the Loudon Lease as it relates to the Sublease Property. Malibu hereby acknowledges and agrees that Rent due hereunder shall be absolutely net, without deduction, set off or abatement.

4.	Incorporation of Master Lease By Reference; Assumption.

4.1 Malibu acknowledges that it has read the Master Lease and is fully familiar with the terms and conditions thereof. All of the paragraphs of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease. Malibu shall assume and perform for the benefit of Spirit and Loudon all of Spirit’s obligations under the Loudon Lease arising on or after the Effective Date to the extent that such provisions are applicable to the Sublease Property.

4.2 This Sublease shall at all times during the Sublease Term remain subject and subordinate to the terms and conditions of the Master Lease and to all modifications, amendments and extensions of the Master Lease. If any provisions of this Sublease expressly conflict with any portion of the Master Lease as incorporated herein, the terms of the Master Lease shall govern.

4.3 If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease, except as specified in the Master Lease.

5.	Acceptance of Sublease Property “As Is”.

The Sublease Property shall be delivered to Malibu in “As Is and With All Faults” condition and without any representations and warranties or promises with respect thereto made by Spirit, its agents, officers, directors or employees. The taking of possession of any portion of the Sublease Property by Malibu shall be conclusive evidence that Malibu accepts the same “As Is and With All Faults” and that the Sublease Property are suited for the use intended by Malibu and are in good and satisfactory condition at the time such possession was taken.

6.	Defaults and Remedies.

6.1 Upon any default by Malibu under this Sublease or failure by Malibu to perform the obligations of Spirit under the Loudon Lease which results in a default by Spirit under the Loudon Lease, Spirit shall have all rights and remedies available at law or in equity, including, without limitation, the rights and remedies available to Spirit as described in the Master Lease.

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6.2 Notwithstanding the foregoing, in the event of a non-monetary default by Malibu under this Sublease or failure by Malibu to perform the obligations of Spirit under the Loudon Lease which results in a non-monetary default by Spirit under the Loudon Lease, Malibu shall have the same notice and cure rights provided for in the Master Lease.

7.	Malibu’s Insurance.

7.1 Malibu, at its sole cost and expense, shall maintain or cause to be maintained from and after the Effective Date and throughout the Sublease Term, the insurance required to be carried by Spirit under the Loudon Lease with respect to the Sublease Property and shall comply with all requirements for insurance set forth in the Loudon Lease.

7.2 Malibu hereby waives on behalf of itself and on behalf of its insurers any and all rights of recovery against Spirit and the officers, employees, agents and representatives of Spirit on account of loss or damage occasioned to Malibu or on the Subleased Property caused by fire or any of the extended coverage risks described in the Loudon Lease to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder; provided, however, such waiver does not cover any loss or damage arising out of the gross negligence or willful misconduct on the part of Spirit or the officers, employees, agents and representatives of Spirit. If necessary for its effectiveness, Malibu shall give notice to its insurance carrier of the foregoing waiver of subrogation.

8.	Time.

Time is of the essence of this Sublease.

9.	Notices.

All notices required under this Sublease shall be given pursuant to the notice provisions provided for in the Master Lease.

10.	General Provisions.

10.1 Entire Agreement. This Sublease contains all of the agreements of the parties, and there are no verbal or other agreements which modify or affect this Sublease. This Sublease supersedes any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Sublease Property and sets forth obligations concerning the Sublease Property.

10.2 Headings. The titles to sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

10.3 Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Spirit and Malibu and their respective successors and assigns.

10.4 Severability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

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10.5 Force Majeure. Except as may be otherwise specifically provided herein, time periods for either party’s performance under any provisions of this Sublease not involving the payment of money or rent shall be extended for periods of time during which said party’s performance is prevented due to circumstances beyond the party’s control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

10.6 Applicable Laws. This Sublease shall be governed by and construed pursuant to the laws of the state provided in the Master Lease.

10.7 Survival of Obligations. All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Malibu to indemnify, defend or hold Spirit harmless shall survive the termination of this Sublease.

10.8 Appendices and Riders. The following appendices and riders are attached hereto and by this reference made a part of this Sublease:

EXHIBIT A	Master Lease

EXHIBIT B	Loudon Lease

[Remainder of page intentionally left blank: signature page(s) to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease effective as of the date first written above.

SPIRIT

SPIRIT MASTER FUNDING, IV, LLC, a Delaware limited liability company.

By:	/s/ Gregg A. Seibert
Name:	Gregg A. Seibert
Title:	Senior Vice President

MALIBU:

MALIBU BOATS, LLC, a Delaware limited liability company

By:	/s/ Joe Bedeur
Name:	Joe Bedeur
Title:	Chief Financial Officer

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EXHIBIT A

MASTER LEASE

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EXHIBIT B

LOUDON LEASE

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THIS INSTRUMENT PREPARED BY:

Harvey L. Sproul, Attorney 205 East Broadway Lenoir City, Tennessee 37771 Phone: (865) 986-8054

LEASE AGREEMENT

THIS INDENTURE of lease made and entered into this 1st day of November, 2005, by and between LOUDON COUNTY, TENNESSEE, a political subdivision of the State of Tennessee, and the CITY OF LOUDON, TENNESSEE, a municipal subdivision of the State of Tennessee, Parties of the First Part (hereinafter referred to as LESSORS), and MALIBU BOATS WEST, INCORPORATED, a Tennessee corporation, with its principal office and place of business in Loudon, Tennessee, Party of the Second Part (hereinafter referred to as LESSEE);

W I T N E S S E T H

WHEREAS, Lessee hereto does hereby lease real property described as follows:

LOCATED in the First Civil District of Loudon County in the Sugarlimb Industrial Park adjacent to the present premises owned by Malibu Boats, and being more particularly described as follows:

Areas #2 and #3 as shown on a survey entitled “New Mold & Dry Storage Facility” (Malibu Boats), prepared by C2RL, Inc. Engineers dated July 12, 2004 (Job No. 5202), as prepared by Christopher J. Soro, TRLS #17672, a copy of which map is attached to this lease agreement as Exhibit 1, and incorporated within this agreement. Also included herein is Area #1, but conditioned, however, as provided herein.

WHEREAS, Lessee is in great need of expansion, and the area in which it may expand is limited, with Lessors desiring to accommodate Lessee to the extent possible, but being limited by a Tennessee Valley Authority (TVA) flowage easement and archaeological resources related to the site; and

WHEREAS, a Warranty Deed, Lease, and Easement Agreement providing for the expansion, and related documents, are being executed contemporaneously, accomplishing arrangements and setting forth the terms and conditions of the overall agreement; and

WHEREAS, on the aforementioned survey, there are areas indicated as Area #2, Area #3, Area #4 (already under a separate agreement), and Area #1, provisions and conditions for which are included in this lease agreement; and

WHEREAS, Area #2 is an area over which Lessee, by previous arrangements has taken possession and control, and has paved and fenced it, with it being subject to and a part of the TVA Flowage Easement (the said Area #2 being south of and contiguous with what is designated as Area #4, and being fenced and located on an elevated area down behind Lessee’s real property (the said Area #4 being a recently paved driveway being further described as connecting from Kimberly Way westwardly to the boat launching ramp on the Tennessee River, which driveway is for the purpose of launching boats for testing purposes, etc.; and

WHEREAS, Area #2 also is a paved strip connecting to the Area #4 paved driveway, said Area #2 has an approximate 100 foot “mouth” at its connection to the Area #4 driveway, with the entrance driveway “narrowing” from the mouth and averaging 75-100 feet in depth, and with the Area #4 itself being a strip of “storage” area with a general average width of approximately 175 feet and extending in a generally southerly direction (slight dogleg left) approximately 545 feet to the terminus of the “cul-de-sac”; and

WHEREAS, Area #3 is a rectangular parcel presently in a vegetative state, contiguous (to Area #2) in the flood zone bordering on Watts Bar lake, which joins with and is contiguous with Area #2, the said Area #3 extending contiguous to the west boundary of Area #2 an average of approximately 305 feet deep along the Tennessee River, and being an average of approximately 160 feet wide; and

WHEREAS, Areas #2 and #3 comprise the “premises” for this lease; and

WHEREAS, Area #1 is an area planned to be a recreational soccer field for the City of Loudon, located between the access easement (Area #4) on the south and the property of Kimberly-Clark on the north, the said area having dimensions of approximately 380 feet in length and approximately 230 feet in width.

NOW, THEREFORE, the parties agree as follows:

1. Duration: The term and duration of this lease shall be for a time period commencing on the 1st day of November, 2005, and continuing for a period of fifteen (15) years, with automatic one (1) year renewals thereafter, unless sooner terminated, in accordance with the lease. Either party may give notice of termination of the lease for any reason one hundred twenty (120) days prior to the end of any term.

2. Rent: The Lessee shall pay and the Lessors shall accept for rental of the Premises the sum of Three Thousand Dollars ($3,000.00), payable annually, in advance. Rental payment shall be waived during the duration of the lease upon completion of activities relating to the construction of a soccer field and improvements noted in item #3 below by Lessee.

3. Use: Lessee agrees that Areas #1 and #2, which are subject to the TVA flowage easement, shall be used for the open storage of company products. Lessee is strictly prohibited from locating permanent or temporary structures on the property, and is further prohibited from grading or disturbing the terrain other than for general maintenance purposes, unless previously approved by Lessors and TVA.

Area #1 is planned as a soccer field which will continue to be owned by Lessors, but which is to be constructed by Lessee in accordance with the plans and specifications shown on Exhibit 1 herein, which shall include a concessions building, including bathrooms and storage areas (again, which are included on the aforesaid plans for Area #1). The use of the property for a soccer field is conditioned and subject to agreement being obtained from the Tennessee Valley Authority. If approved by TVA, the field is to be constructed by Lessee within one (1) year from the time of notice from Lessors that TVA approval has been rendered, with the entire project to be completed within three (3) years, in phases by Lessee as necessary.

In this regard, a Phase 1 archaeological study is to be prepared by Lessors, and if a decision is made by TVA that a Phase II study is required, then Lessors, at their option, may abandon this project as being too expensive. If Lessors fail to obtain authorization to construct said recreational facility, Lessors’ responsibility under this Lease pertaining to construction of the soccer field is terminated. However, if final approval is obtained from TVA, then upon notice to Lessee, construction is to be started within a reasonable time, and primary construction of the field is to be completed within one (1) year.

4. Condition: Lessee acknowledges that it has fully inspected said premises prior to the execution of this lease and accepts same in their present state of repair and condition.

5. Maintenance and Repairs: All maintenance and repairs needed in or on the premises during the term of this lease or the renewal term shall be the obligation of the Lessee.

6. Assignment or Subletting: Lessee will not assign this lease or sublet the premises, in whole or in part, without first obtaining the written consent of Lessors, and providing further, in the event of assignment or subletting, Lessee shall not thereby be relieved of its obligations as contained herein.

7. Taxes, Maintenance, Repair and Replacements: Lessee, at no expense to Lessors, will keep the premises in good order and condition and shall promptly make all necessary and appropriate repairs and replacements, ordinary or extraordinary, foreseen or unforeseen. Lessee will not do or permit any act or thing which might materially impair the condition of the premises or any part thereof, or commit or permit any waste on the premises or any part thereof. Lessee shall also pay and be responsible for all charges and assessments and any other governmental public utility charges that may or could be assessed or charged against the premises during the term of this lease. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, maintenance, renovation, and management of the premises. This paragraph is subject to any contrary provisions that may be contained in this agreement.

8. Insurance: Lessee shall, at its own cost and expense, maintain throughout the term of this lease, public liability insurance covering the premises, with limits of liability not less than Five Hundred Thousand Dollars ($500,000.00) for one person and One Million Dollars ($1,000,000.00) for two or more persons in any one accident or occurrence for bodily injury or death and not less than Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage. Property insurance policies shall include the Lessors as loss payees with the Lessee as their interests may appear, and the liability policy shall include the Lessors as additional insureds with the Lessee. Lessee shall promptly furnish to Lessors duplicate originals of all such insurance policies maintained on a current basis during the term of the lease.

9. Indemnification: Lessee covenants and agrees with the Lessors that during the entire term of this Lease, the Lessee will indemnify and save harmless the Lessors against any and all claims, debts, demands or obligations which may be made against it, or against its title in the premises, notwithstanding that joint or concurrent liability may be imposed upon it by statute, ordinance or any governmental enactment of authority, arising by reason of the use of the premises, (notwithstanding that joint or concurrent liability may be imposed upon it by statute, ordinance or any governmental enactment of authority, arising by reason of the use of the premises) with the Lessee’s permission, including the Lessee’s employees, invitees, licensees, agents and customers, occurring in or in connection with the premises; and if it becomes necessary for the Lessors to defend any action seeking to impose such liability, the Lessee will pay all costs of court and attorney’s fees reasonably incurred by Lessors in effecting such defense, in addition to any other sums which Lessors may be called upon to pay by reason of the entry of a judgment against the Lessors in the litigation in which such claim is asserted. Nothing herein contained shall be construed to authorize the Lessee to incur any debt or obligations binding on the Lessors or Lessors’ title or estate to the premises.

10. Default: If the rent payable to Lessors herein, or any part thereof, shall at any time be in arrears or unpaid for more than thirty (30) days, or if the Lessee shall fail to keep and perform any of the covenants, agreements or conditions of this lease on the part of Lessee to be kept and performed, and shall fail to promptly begin and expeditiously proceed to correct such failure for thirty (30) days after notice of such default has been given to Lessee by Lessors in writing, it shall be lawful for Lessors to again enter the premises and have, repossess and enjoy the same as if this lease had not been made, and thereupon all rights of Lessee under this lease shall cease and be void, without prejudice, however, to the right of Lessors to recover from Lessee all rent and/or damage occasioned and due up to the time of such repossession and thereafter during the remainder of the term of this lease. Lessors shall have the option but not the obligation to relet the premises.

11. Covenants of Lessors: Lessors represent and covenant that they have the full right and authority to execute this lease for the term thereof and upon the conditions herein stated, and that for so long as Lessee keeps and performs all of its obligations to be performed, it shall have quiet, peaceful, undisturbed and continuous possession of the premises for the term of this lease. This covenant of Lessors shall not extend to any interruption of Lessee’s possession or use occasioned by the failure of Lessee to comply with the provisions of any law, ordinance, regulation or regulations of any governmental authority or authorities having jurisdiction over the premises or Lessee’s use thereof.

12. Right of Entry: Lessors or their duly authorized representatives shall have the right to enter upon the premises at all reasonable times to examine the condition and use thereof, provided that such right shall be exercised so as not to interfere with the Lessee and the conduct of the Lessee’s business on the premises.

13. Amendments: This lease may not be amended, modified, altered or changed in any respect whatsoever, except by a further agreement in writing duly executed by the parties hereto.

14. Entire Agreement: This Agreement constitutes the entire agreement of the practice and the same may not be amended or modified orally. All understandings and agreements heretofore had between the parties are merged in this Agreement which alone fully and completely expresses their understandings, provided that, should any single provision or provisions of the agreement be declared invalid, the validity of the remaining provisions shall not be impaired.

15. Bankruptcy: It is agreed and understood that an adjudication by a Court of Bankruptcy that Lessee is bankruptcy or an adjudication by a Court of Equity that Lessee is insolvent, resulting in the appointment of a permanent receiver for Lessee’s business, shall be deemed a breach of this lease, and thereupon Ipso facto and without entry or other action by Lessors, this lease shall become and be terminated and notwithstanding any other provisions of this lease, Lessors shall forthwith upon such termination be entitled to recover damages for such breach in an amount equal to the amount of rent reserved under this Lease for the residue of said term.

16. After Expiration of Lease: Should Lessee continue to occupy said premises after the expiration of the term or renewal term of this lease, such tenancy shall be at the will and pleasure of Lessors only and not a tenancy from term to term or from year to year.

17. Notices: Whenever either party desires to give notice to the other, including change of address, it shall be considered as legally given if sent by registered or certified mail in the case of Lessors to:

Loudon County,

100 River Road, Box 109

Loudon, Tennessee 37774

City of Loudon

P.O. Box 189

Loudon, Tennessee 37774

and in the case of Lessee to:

Malibu Boats West, Incorporated

5075 Kimberly Way

Loudon, Tennessee 37774

subject to change by the respective parties upon written notice as herein specified.

The terms, provisions, limitations and restrictions herein contained shall be binding not only upon Lessors and Lessee, but upon their respective successors and assigns, if any.

IN WITNESS WHEREOF, the parties hereto have executed this lease on the day and year first above written.

LOUDON COUNTY, TENNESSEE

By:	/s/ George M. Miller
Title:	County Mayor

CITY OF LOUDON

By:	/s/ Bernie R. Swiney
Title:	Mayor

MALIBU BOATS WEST, INCORPORATED

By:	/s/ John Sisson
Title:	Vice-President

STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared GEORGE M. MILLER, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the County Mayor of Loudon County, Tennessee, the within named bargainor, a political subdivision of the State of Tennessee, and that he as such County Mayor being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the political subdivision by himself as County Mayor.

Witness my hand and seal, at offices in Loudon, Tennessee, this 4th day of November, 2005.

/s/ Harvey L. Sproul
Notary Public

My commission expires: 8/6/08

STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared BERNIE R. SWINEY, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Mayor of the City of Loudon, Tennessee, the within named bargainor, a municipal corporation of the State of Tennessee, and that he as such Mayor being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the municipal corporation by himself as Mayor.

Witness my hand and seal, at offices in Loudon, Tennessee, this 4th day of November, 2005.

/s/ Harvey L. Sproul
Notary Public

My commission expires: 8/6/08

STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared JOHN SISSON, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Vice-President of MALIBU BOATS WEST, INCORPORATED, the within named bargainor, a corporation, and that he as such Vice-President being authorized so to do, executed the foregoing instrument for the purpose herein contained, by signing the name of the corporation by himself as Vice-President.

Witness my hand and seal, at offices in Loudon, Tennessee, this 4th day of November, 2005.

/s/ Harvey L. Sproul
Notary Public

My commission expires: 8/6/08

THIS INSTRUMENT PREPARED BY:

Harvey L. Sproul, Attorney 205 East Broadway Lenoir City, Tennessee 37771 Phone: (865) 985-8054

CORRECTION AGREEMENT

THIS CORRECTION AGREEMENT, made and entered into this      day of             , 2006, by and between LOUDON COUNTY, TENNESSEE, a political subdivision of the State of Tennessee, and the CITY OF LOUDON, TENNESSEE, a municipal subdivision of the State of Tennessee, Parties of the First Part (hereinafter referred to as LESSORS), and MALIBU BOATS WEST, INCORPORATED, a Tennessee corporation, with its principal office and place of business in Loudon, Tennessee, Party of the Second Part (hereinafter referred to as LESSEE);

W I T N E S S E T H

WHEREAS, the parties entered into a series of transactions, including a Warranty Deed, Lease Agreement, and Easement Agreement on November 1, 2005; and

WHEREAS, one of the documents was a Lease Agreement, which was recorded in the Register’s Office of Loudon County, Tennessee, in Trust Book 826, page 397; and

WHEREAS, in the first line of paragraph Three on Page Three there is a reference to two of the described areas which shall be used for the open storage of company products, one of which was an inadvertent error, and the two areas which should have been described are Areas #2 and #3; and

WHEREAS, the parties desire to correct the document.

NOW, THEREFORE, the parties agree as follows:

The first sentence of Paragraph Three on Page Three in the Lease Agreement recorded in the Register’s Office of Loudon County, Tennessee, in Trust book 826, Page 397, shall be changed to read as follows:

Use: “Lessee agrees that Areas #2 and #3, which are subject to the TVA flowage easement, shall be used for the open storage of company products.”

EXCEPT AS CORRECTED HEREIN, the remainder of the Lease Agreement dated November 1, 2005 remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Correction Agreement on the day and date first above written.

LOUDON COUNTY, TENNESSEE

By:	/s/ George M. Miller
Title:	County Mayor

CITY OF LOUDON

By:	/s/ Bernie R. Swiney
Title:	Mayor

MALIBU BOATS WEST, INCORPORATED

By:	/s/ John Sisson
Title:	Vice-President

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STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared GEORGE M. MILLER, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the County Mayor of Loudon County, Tennessee, the within named bargainor, a politican subdivision of the State of Tennessee, and that he as such County Mayor being authorized so to do, executed the foregoing instrument for the purpose herein contained, by signing the name of the political subdivision by himself as County Mayor.

Witness my hand and seal, at office in Lenoir City, Tennessee, this 30th day of January, 2006.

/s/ Harvey L. Sproul
Notary Public

My commission expires: 4-8-08

STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared BERNIE R. SWINEY, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Mayor of the City of Loudon, Tennessee, the within named bargainor, a municipal corporation of the State of Tennessee, and that he as such Mayor being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the municipal corporation by himself as Mayor.

Witness my hand and seal, at office in Lenoir City, Tennessee, this 30th day of January, 2006.

/s/ Harvey L. Sproul
Notary Public

My commission expires: 4-8-08

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STATE OF TENNESSEE	)
COUNTY OF LOUDON	)

Before me, the undersigned authority, a Notary Public in and for the State and County aforesaid personally appeared JOHN SISSON, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Vice-President of MALIBU BOATS WEST, INCORPORATED, the within named bargainor, a corporation, and that he as such Vice-President being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Vice-President.

Witness my hand and seal, at office in Loudon, Tennessee, this 26th day of January, 2006.

/s/ Jessica H. Garner
Notary Public

My commission expires: Aug. 7, 2007

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